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                        SIXTH AMENDMENT TO LOAN AGREEMENT

            This SIXTH AMENDMENT TO LOAN AGREEMENT ("Amendment") dated January 29, 1998 is made by and among APOGEE, INC. a Delaware corporation ("Apogee") and each Subsidiary identified on the attached Schedule 6.1(c) (collectively, the "Borrowing Subsidiaries" and together with Apogee, the "Borrowers" and individually, a "Borrower") and PNC BANK, NATIONAL ASSOCIATION, a national banking association (the "Bank").

            Reference is made to the Revolving Credit Agreement dated as of April 11, 1996 by and among the Borrowers and the Bank, as amended on June 21, 1996, November 1, 1996, March 11, 1997, August 8, 1997 and December 2, 1997 (the "Agreement") pursuant to which the Bank made available to the Borrowers a $15,000,000 revolving credit facility, availability under which is limited to the Discretionary Advance Sublimit, unless otherwise agreed by the Bank. The obligations under the Agreement and the Loan Documents were evidenced by the Borrowers' note payable to the Bank. (Capitalized term used herein not otherwise defined shall have the meanings provided for in the Agreement.)

            The Borrowers have requested, and the Bank has agreed upon the following terms and conditions, that a single short-term advance be made in excess of the limits otherwise applicable to the Revolving Credit Loans in anticipation of the sale of assets by certain of the Borrowers as described more fully herein.

            NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

            1.    Amendment to Agreement.

            (a) Section 1.1 of the Agreement is hereby amended by adding a new definition of "January Advance Note" and by amending and restating the definition of "Special Asset Sale" to read in their entirety as follows:

            January Advance Note shall mean the $1,700,000 principal amount Revolving Credit Note executed on the date hereof, all amounts under which shall be due on or before March 1, 1998.
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            Special Asset Sale shall mean the sale of assets pursuant to that certain Agreement of Purchase and Sale among Psychpartners, L.L.C., Psychpartners Midlantic, Inc. and Psychpartners, Inc., and Apogee, Inc. and certain affiliated parties thereto, effective as of December 26, 1997 (the "Sale Agreement") and otherwise on terms and conditions satisfactory to the Bank in its sole discretion.

            (b) Section 2.1 (b) of the Agreement is amended by adding at the end thereof the following paragraph:

            The Bank agrees to make available commencing on January 29, 1998 the sum of $1,700,000 to be advanced in any one or more advances made before February 28, 1998, notwithstanding that all or some of such amount is in excess of the Discretionary Advance Sublimit. Such advance collectively shall be evidenced by the January Advance Note and outstanding amounts shall bear interest at the rate otherwise applicable from time to time to the Indebtedness. The January Advance Note need not be repaid under Section 5.3(b) but all principal, interest and other amounts due under or evidenced by the January Advance Note shall be repaid in full on March 1, 1998 unless otherwise due earlier pursuant to the terms hereof or of any Loan Document. The January Advance Note is and shall be a "Loan Document" and a "Revolving Credit Note" (except that its terms may differ from the other Revolving Credit Note) and the obligations evidenced thereby shall be "indebtedness" of each of the Borrowers which are secured by the Collateral and the Guaranties. Without limiting the foregoing, failure to pay when due any amounts under the January Advance Note shall constitute an Event of Default under Section 9.1(a) of the Agreement.

            2.    Miscellaneous.

            (a) Recognizing and in consideration of the Bank's agreement to the amendments herein set forth, the Borrowers hereby waive and release the Bank and its officers, attorneys, agents, and employees from any liability, suit, damage, claim, loss or expense of any kind or nature whatsoever and howsoever arising out of or relating to the Bank's acts or omissions with respect to the Revolving Credit Loans. The Borrowers further hereby agree to indemnify and hold the Bank and its officers, attorneys, agents and employees harmless from any loss, damage, judgment, liability or expense (including counsel fees)
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suffered by or rendered against the Bank or any of them on account of anything arising out of the Revolving Credit Note, the January Advance Note, the Agreement, this Amendment, the Loan Documents or any other document delivered pursuant thereto up to and including the date hereof.

            (b) All of the terms, conditions, provisions and covenants in the Note, the Agreement, the Loan Documents, and all other documents delivered to the Bank in connection with any of the foregoing documents and obligations secured thereby shall remain unaltered and in full force and effect except as modified by this Amendment.

            (c) The Borrowers agree to pay all of the Bank's expenses incurred in connection with the preparation of this Amendment and the transactions contemplated by this Amendment, including without limitation, the reasonable fees and expenses of the Bank's counsel.

            (d) This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

            (e) Each and every one of the terms and provisions of this Amendment shall be binding upon and shall inure to the benefit of the Borrowers and the Bank and their respective successors and assigns.

            (f) This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall constitute but one and the same instrument.

            (g) Apogee represents and warrants that all of its subsidiaries are listed on the attached Schedule 6.1(c).

            (h) THE EXECUTION AND DELIVERY OF THIS WAIVER SHALL NOT BE CONSTRUED TO ESTABLISH A COURSE OF CONDUCT OR IMPLY THAT ANY OTHER, FUTURE OR FURTHER WAIVERS, CONSENTS OR FORBEARANCE SHALL BE CONSIDERED, PROVIDED OR AGREED TO.

            (i) The Borrowers covenant, represent and agree that the Sale Agreement relating to the Special Asset Sale shall not be amended without the consent of the Bank.

            (j) This Amendment is a "Loan Document" under the Agreement and any breach of the terms hereof shall be an Event of Default under Section 9.1(d) of the Agreement.
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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        APOGEE, INC., a Delaware
                                        corporation, and each of the other
                                        Borrowers and Guarantors listed on
                                        Schedule 6.1(c)


                                        By:
                                           -------------------------------
                                          [Name],
                                          the                    [Title] of
                                              -------------------
                                          each Borrowers and Guarantors
                                          listed on Schedule 6.1(c),

                                           - and -

                                        PNC BANK, NATIONAL ASSOCIATION


                                        By:
                                           -------------------------------

                                        Name:
                                             -----------------------------

                                        Title:
                                              ----------------------------